proxy  Capital

                           Seligman Capital Fund, Inc.
                              Exhibit: Sub-item 77C
                 Matters Submitted to a Vote of Security Holders

Shareholders of Seligman Capital Fund voted on two proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
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     8,376,588.974              372,047.937             241,496.884
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Proposal 2
To elect ten directors to the Board:
                                             For              Withheld
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Kathleen Blatz                            10,255,757.461           483,375.334
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Arne H. Carlson                           10,249,538.464           489,594.331
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Pamela G. Carlton                         10,228,942.654           510,190.141
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Patricia M. Flynn                         10,253,960.395           485,172.400
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Anne P. Jones                             10,213,594.998           525,537.797
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Jeffrey Laikind                           10,230,623.858           508,508.937
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Stephen R. Lewis, Jr.                     10,259,780.328           479,352.467
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Catherine James Paglia                    10,256,419.124           482,713.671
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Alison Taunton-Rigby                      10,239,074.134           500,058.661
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William F. Truscott                       10,254,025.844           485,106.951
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